[EXECUTION COPY]

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                            ASSET PURCHASE AGREEMENT


                                  dated as of



                                 March 19, 1999


                                    between



                                     MSA II



                                      and



                      GE CAPITAL MIETFINANZ GMBH & CO. KG




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                               TABLE OF CONTENTS

                             ----------------------

                                                                           PAGE
                                                                           ----
                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01.  Definitions...................................................1

                                   ARTICLE 2
                               PURCHASE AND SALE

SECTION 2.01.  Purchase and Sale. ...........................................5
SECTION 2.02.  Assignment of Contracts and Rights.  .........................6
SECTION 2.03.  Payment of Purchase Price. ...................................6
SECTION 2.04.  Inspection.  .................................................6
SECTION 2.05.  Delivery.  ...................................................7

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

SECTION 3.01.  Corporate Existence and Power. ...............................7
SECTION 3.02.  Corporate Authorization.  ....................................8
SECTION 3.03.  Governmental Authorization.  .................................8
SECTION 3.04.  Noncontravention.  ...........................................8
SECTION 3.05.  Required Consents.  ..........................................8
SECTION 3.06.  Data.  .......................................................8
SECTION 3.07.  Absence of Certain Changes.  .................................8
SECTION 3.08.  No Undisclosed Material Liabilities.  ........................9
SECTION 3.09.  Contracts.  ..................................................9
SECTION 3.10.  Litigation.  ................................................10
SECTION 3.11.  Compliance with Laws and Court Orders.  .....................10
SECTION 3.12.  Aircraft and Leases.  .......................................10
SECTION 3.13.  Insurance Coverage. .........................................11
SECTION 3.14.  Licenses and Permits.  ......................................11
SECTION 3.15.  Selling Documents.  .........................................12
SECTION 3.16.  Finders' Fees.  .............................................12
SECTION 3.17.  True Sale.  .................................................12

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 4.01.  Existence and Power.  .......................................12
SECTION 4.02.  Authorization.  .............................................13
SECTION 4.03.  Governmental Authorization.  ................................13
SECTION 4.04.  Noncontravention.  ..........................................13
SECTION 4.05.  Litigation.  ................................................13
SECTION 4.06.  Licenses and Permits.........................................13
SECTION 4.07.  Finders' Fees.  .............................................13
SECTION 4.08.  True Sale.  .................................................13

                                   ARTICLE 5
                              COVENANTS OF SELLER

SECTION 5.01.  Conduct of the Business.  ...................................14
SECTION 5.02.  Access to Information; Confidentiality.  ....................14
SECTION 5.03.  Notices of Certain Events.  .................................15
SECTION 5.04.  Taxes and Other Costs.  .....................................15
SECTION 5.05.  Maintenance Reserves.  ......................................16

                                   ARTICLE 6
                               COVENANTS OF BUYER

SECTION 6.01.  Confidentiality. ............................................16

                                   ARTICLE 7
                         COVENANTS OF BUYER AND SELLER

SECTION 7.01.  Best Efforts; Further Assurances.  ..........................17
SECTION 7.02.  Certain Filings.  ...........................................18
SECTION 7.03.  Public Announcements.  ......................................18

                                   ARTICLE 8
                                   CONDITIONS

SECTION 8.01.  Conditions to Obligations of Buyer and Seller.  .............18
SECTION 8.02.  Conditions to Obligation of Buyer.  .........................18
SECTION 8.03.  Conditions to Obligation of Seller.  ........................22


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                                                                           PAGE
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                                   ARTICLE 9
                           SURVIVAL; INDEMNIFICATION

SECTION 9.01.  Survival.  ..................................................23
SECTION 9.02.  Indemnification.  ...........................................23
SECTION 9.03.  Procedures.  ................................................24

                                   ARTICLE 10
                                  TERMINATION

SECTION 10.01.  Grounds for Termination.  ..................................24
SECTION 10.02.  Effect of Termination.......................................25

                                   ARTICLE 11
                                 MISCELLANEOUS

SECTION 11.01.  Warranties and Disclaimers..................................25
SECTION 11.02.  Notices.....................................................26
SECTION 11.03.  Amendments and Waivers......................................27
SECTION 11.04.  Expenses.  .................................................28
SECTION 11.05.  Successors and Assigns.  ...................................28
SECTION 11.06.  Governing Law.  ............................................28
SECTION 11.07.  Jurisdiction.  .............................................28
SECTION 11.08.  WAIVER OF JURY TRIAL........................................29
SECTION 11.09.  Counterparts; Third Party Beneficiaries.....................29
SECTION 11.10.  Entire Agreement.  .........................................29
SECTION 11.11.  Non Solicitation.  .........................................29
SECTION 11.12.  Captions.  .................................................29

SCHEDULE 3.03.............................Seller Required Governmental Actions
SCHEDULE 3.05.........................................Seller Required Consents
SCHEDULE 3.08.............................................Material Liabilities
SCHEDULE 3.09........................................................Contracts
SCHEDULE 3.14.................................Seller Required Business Permits
SCHEDULE 4.03..............................Buyer Required Governmental Actions
SCHEDULE 4.06...........................................Buyer Required Permits

EXHIBIT A..................................................................A-1
EXHIBIT B..................................................................B-1
EXHIBIT A-1...............................................................A1-1
EXHIBIT C..................................................................C-1
EXHIBIT D..................................................................D-1


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                            ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT dated as of March 19, 1999 between MSA II, a Delaware Business Trust ("Buyer"), and GE CAPITAL MIETFINANZ GMBH & CO. KG, ("Seller").

                             W I T N E S S E T H :

     WHEREAS, Buyer desires to purchase certain aircraft and related assets from Seller and Seller desires to sell such assets to Buyer, upon the terms and subject to the conditions hereinafter set forth;

     The parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.01. Definitions The following terms, as used herein, have the following meanings:

     "Aircraft" means, either collectively or individually, as applicable, the aircraft listed on Exhibit A-1, each with the manufacturer's serial number as set forth on Exhibit A-1, including (i) the airframe, (ii) the Engines and
(iii) all appliances, parts, accessories, instruments, navigational and communications equipment, furnishings, modules, components and other items of equipment installed in or furnished with the Aircraft on the Delivery Date, except that, with respect to Lessee Furnished Equipment, references herein to an "Aircraft" shall be deemed to refer only to such interest in Lessee Furnished Equipment as is held by Seller or the lessor of the Aircraft thereof under the applicable Lease. References to the "Aircraft" shall, where the context requires, include the Manuals and Technical Records.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.

     "Business Day" means any day on which the banks in New York, London and Amsterdam are open for business.

     "Buyer Permits" means all licenses, contracts or certificates directly related to the acquisition or ownership of the Purchased Assets.

     "Contract" means the Lease Documents and any contract, agreement, lease, sublease, license, commitment, sales or purchase order or other instrument binding upon Seller.

     "Damages" means damage, loss, liability and expense, including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding.

     "Deed of Conveyance" shall, in respect of each Aircraft, mean the deed of conveyance and transfer of possession to be executed by Seller and Buyer on the Delivery Date for such Aircraft, substantially in the form of Exhibit B hereto, pursuant whereto legal title to such Aircraft shall be transferred by the Seller to the Buyer in accordance with the applicable provisions of Dutch law.

     "Data" means the information set out in Exhibit A, including, without limitation, the assumptions set forth therein regarding aircraft condition and lease terms and the liabilities being transferred.

     "Delivery Date" means, with respect to each Aircraft, the date on which Buyer obtains title to such Aircraft and the related Purchased Assets in accordance with this Agreement.

     "Engines" means, with respect to each Aircraft, the engines listed on Exhibit A-1 and each replacement engine leased with such Aircraft to the Lessee under the applicable Lease, together with all equipment and accessories belonging to, installed in or appurtenant to such engines or, with respect to all Aircraft, all such engines together with such equipment and accessories.

     "Indemnified Party" means the party seeking indemnification pursuant to
Article 9 hereof.

     "Indemnifying Party" means the party against whom indemnity is sought pursuant to Article 9 hereof.

     "Intercompany Leases" means any aircraft lease agreement entered into either between Seller and one of its affiliates or between Seller and any Person other than the Lessee.

     "Lease" means, with respect to each Aircraft, the aircraft lease agreement dated January 16, 1998 relating to such Aircraft between Mulheim and the Lessee,


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together with all supplements and amendments thereto, pursuant to which such
Aircraft is leased to such Lessee.

     "Lease Documents" means, with respect to each Aircraft, the Lease and all other agreements (including any side letters, assignment of warranties or option agreements) delivered in connection with, or relating to, the Lease of such Aircraft, other than Intercompany Leases that will be terminated on the Delivery Date of such Aircraft as disclosed to Buyer.

     "Lease Novation" means, with respect to each Aircraft, the Assignment, Assumption and Amendment Agreement dated as of the date hereof by and among Mulheim, Buyer and Lessee, attached hereto as Annex A and B.

     "Lessee" means, with respect to each Aircraft, KLM Cityhopper B.V., a Dutch corporation and its successors and permitted assignees.

     "Lessee Furnished Equipment" means, with respect to each Aircraft, any appliances, parts, accessories, instruments, navigational and communications equipment, furnishings, modules, components and other items of equipment, installed in or furnished with such Aircraft on the Delivery Date which in accordance with the terms of the Lease for such Aircraft can be removed by the Lessee for such Aircraft without the Lessor's consent.

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset including any Eurocontrol and other air traffic control charges which may result in proceedings against the Aircraft. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "Maintenance Reserves" means the cash amounts held by the Seller as specified in Exhibit A-1 as "Maintenance Reserves" less in the case of the aircraft listed on Exhibit A-1 with manufacturer's serial number 20233, any cost incurred in the overhaul of the engine before the relevant Delivery Date, provided that such cost does not exceed $450,000.

     "Manuals and Technical Records" means, with respect to each Aircraft, all records, logs, technical data and manuals relating to the maintenance and operation of such Aircraft (including all documents defined as "Aircraft Documentation" under the Lease), which the Lessee with respect to such Aircraft


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is required by the terms of the Lease therefor to return to the Lessor thereunder upon the expiration or termination of the term of such Lease.

     "Manufacturer" means, with respect to each Aircraft, the manufacturer of such Aircraft as specified in the relevant Lease Documents.

     "Mulheim" means, Mulheim Aircraft Finance I B.V., a Netherlands corporation.

     "Permits" means each license or certificate directly related to the Seller's ownership of the Purchased Assets.

     "Permitted Liens" means (i) the rights conferred by the Lease Documents;
(ii) any Liens which are "permitted liens" under the applicable Lease other than a Lien created by Seller; or (iii) Liens which do not materially detract from the value of such Aircraft, or materially interfere with any present or intended use of such Aircraft.

     "Person" means an individual, corporation, partnership, limited liability company, association, statutory business trust, common law trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Property Tax" means, any personal property taxes, excise, use, value added, recording, documentary, conveyancing and similar levies, charges and fees, withholdings, imposts, levies, customs or other duties, together with any interest, penalty, addition to tax or additional amount imposed by a Taxing Authority responsible for the imposition of such tax (domestic or foreign).

     "Purchased Assets" means all of Seller's and Mulheim's right, title and interest in, to and under each of the Aircraft on an "AS IS, WHERE IS" basis, the Lease Documents, the Maintenance Reserves and the Security Deposits.

     "Purchase Price" means                                 Dollars
             less an amount equal to the value of any amounts (including any rent, additional rent, insurance premiums or other amounts) received by Seller in respect of each Aircraft with respect to the period from and including August 21, 1998 to the applicable Delivery Date.

     "Required Consents" means each Contract and Permit requiring a consent or other action by any Person as a result of the execution, delivery and performance of this Agreement.


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     "Security Deposits" means, with respect to each Aircraft, the cash amounts and security deposits in the form of commitment fees paid by the Lessee for the benefit of the lessor under the relevant Lease as security for obligations of such Lessee under such Lease and related Lease Documents as specified in Exhibit A-1 as "Security Deposits".

     "Tax" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding on amounts paid to or by Seller, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority").

     "Transfer Tax" means all excise, sales, use, value added, stamp, recording, documentary, conveyancing, franchise, property, transfer, gains or similar taxes and fees, withholdings, imposts, levies, customs or other duties, together with any penalties, fines, interest thereon or addition to tax or additional amount imposed by a Taxing Authority responsible for the imposition of such tax (domestic or foreign).

     "Trust Agreement" means the amended and restated trust agreement dated February 23, 1999 constituting Buyer.

                                   ARTICLE 2
                               PURCHASE AND SALE

     SECTION 2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase and to take delivery of title to the Purchased Assets from Seller and Seller agrees to sell, convey, transfer, assign and deliver, or cause to be sold, conveyed, transferred, assigned and delivered, to Buyer or an entity designated and wholly- owned by Buyer, free and clear of all Liens, other than Permitted Liens, the Purchased Assets, and including, without limitation, all right, title and interest of Seller in, to and under:

          (a) title to the Aircraft;

          (b) all of Seller's and Mulheim's rights, claims, credits, causes of action or rights of set-off against third parties relating to the Purchased Assets, including, without limitation, rights under manufacturers' and vendors' warranties and service life policies, excluding any claims, causes


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


     of action or rights (other than relating to warranties given by the Manufacturer) the Seller or Mulheim has or may have against the Manufacturer or the trustees in bankruptcy of the Manufacturer and that exists on the date of this Agreement or a Delivery Date;

          (c) all transferable licenses, permits or other governmental authorization affecting, or relating in any way to, each Purchased Asset, including without limitation the items listed on Schedule 3.14; and

          (d) all Manuals and Technical Records.

     SECTION 2.02. Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if such assignment, without the consent of a third party thereto, would constitute a breach or other contravention of such Purchased Asset or in any way materially adversely affect the rights of Buyer or Seller thereunder. Seller and Buyer agree that prior to delivery of the Aircraft, Seller and Mulheim shall terminate the leasing arrangements observed (but not documented) between them with respect to the Aircraft and Buyer shall receive evidence reasonably satisfactory to it that such arrangements have been validly terminated. Seller and Buyer agree that Mulheim and Buyer shall enter into a Lease Novation with respect to each Aircraft with the Lessee. Seller shall procure that Mulheim shall execute and deliver the Lease Novation with respect to each Aircraft.

     SECTION 2.03. Payment of Purchase Price. On each Delivery Date Buyer will pay 50% of the Purchase Price and any other sums payable by Buyer hereunder in cash by wire transfer to such bank account as Seller may designate in writing at least three Business Days prior to the date of payment, provided that if there is only one Delivery Date the Buyer will pay 100% of the Purchase Price on such Delivery Date. All payments hereunder shall be made in U.S. dollars by 2:00 p.m. New York time and in immediately available funds so that the recipient receives credit in New York for the full amount of such payment on each Delivery Date.

     SECTION 2.04. Inspection. Prior to the applicable Delivery Date therefor, Buyer or its designee shall be given an opportunity to inspect each Aircraft (including the Manuals and Technical Records relating to such Aircraft), such inspection to be at Buyer's expense. Seller shall, to the extent it is able to, provide or cause to be provided all reasonable assistance necessary to enable Buyer or its designee to complete such inspection promptly. Buyer acknowledges and agrees that such inspection shall take place at a time and location and in such


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


a manner as shall not disrupt the operation of such Aircraft by the Lessee. Buyer shall indemnify and hold harmless Seller and its Affiliates from and against any and all Damages incurred or arising by reason of death or injury to any person or damage to any Aircraft or any other property, arising out of inspection of any Aircraft conducted pursuant to the provisions of this Section except to the extent such Damages are caused directly by the wilful misconduct of any Person other than the Buyer or its designee or agents.

     SECTION 2.05. Delivery. Seller and Buyer or its designee shall execute the Deed of Conveyance with respect to each of the Aircraft on or before March 31, 1999 at such time as the Aircraft is located at such place as is mutually agreed between the parties. In addition, on or prior to the applicable Delivery Date of each Aircraft, Seller shall cause Mulheim to execute a Lease Novation with respect to each Aircraft and shall transfer and deliver or cause to be transferred and delivered to Buyer the Lease Documents, the Maintenance Reserves and the Security Deposits related to such Aircraft. At each Delivery Date each Aircraft shall be in the possession of the applicable Lessee pursuant to the relevant Lease Novation or Lease (or may be located at an aircraft maintenance facility if permitted under the Lease, Lease Documents or Lease Novation) and, in any case, Seller shall have no obligation physically to deliver such Aircraft to Buyer or its designee.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as of the date hereof and as of each Delivery Date (except that the representation and warranties made as of each Delivery Date with respect to Purchased Assets shall not apply to Purchased Assets that have previously been delivered to and accepted by Buyer) that:

     SECTION 3.01. Corporate Existence and Power. Seller is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business in respect of the Aircraft as now conducted. Seller has heretofore delivered to Buyer true and complete copies of the certificate of incorporation and bylaws of Seller as currently in effect.

     SECTION 3.02. Corporate Authorization. The execution, delivery and performance by Seller of this Agreement, and the Deeds of Conveyance and the consummation of the transactions contemplated hereby and thereby are within


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Seller's corporate powers and have been duly authorized by all necessary corporate and other action on the part of Seller. This Agreement constitutes a valid and binding agreement of Seller enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.03. Governmental Authorization. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official other than compliance with the matters set forth on Schedule 3.03 hereto.

     SECTION 3.04. Noncontravention. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Seller, (ii) assuming compliance with the matters referred to in
Section 3.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) assuming the obtaining of all Required Consents, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or to a loss of any benefit relating to the Purchased Assets to which Seller is entitled under any provision of any agreement or other instrument binding upon Seller or by which any of the Purchased Assets is or may be bound or (iv) result in the creation or imposition of any Lien on any Purchased Asset, other than Permitted Liens.

     SECTION 3.05. Required Consents. Schedule 3.05 sets forth the Required Consents.

     SECTION 3.06. Data. The Data and related information heretofore delivered to Buyer is accurate and complete as of the date of this Agreement and correctly describes the Purchased Assets as of the date of this Agreement.

     SECTION 3.07. Absence of Certain Changes. Since the date of this Agreement, the management of the Purchased Assets has been conducted in the ordinary course consistent with past practices and there has not been:

          (a) any event, occurrence, development or state of circumstances or facts which has had or could be reasonably be expected to have a material adverse effect on the physical condition of the Aircraft, the terms of any Lease or other Lease Documents or the terms of any non-cash Security Deposits and there are no litigation proceedings in respect of any

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     of the Aircraft that are pending or, to the reasonable knowledge of Seller threatened, which might materially detract from the value of the Aircraft or materially interfere with the present use of the Aircraft; or

          (b) any transaction or commitment made, or any contract or agreement entered into, by Seller relating to any Purchased Asset (including the acquisition or disposition of any assets) or any relinquishment (other than as a result of any applicable insolvency law) by Seller of any contract or other right, in either case, related to the Purchased Assets, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement.

     SECTION 3.08. No Undisclosed Material Liabilities. There are no liabilities related to a Purchased Asset of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

          (a) the Lease Documents and any liabilities and obligations arising thereunder with respect to any period following the Delivery Date;

          (b) liabilities disclosed on Schedule 3.08; and

          (c) other undisclosed liabilities which, individually or in the aggregate, are not material.

     SECTION 3.09. Contracts. (a) Except for the leasing arrangements with respect to the Aircraft between Mulheim and Seller which will be terminated on or prior to the Delivery Date, the Contracts disclosed in Schedule 3.09, and contracts or agreements relating to the transfer of each Aircraft on the applicable Delivery Date which have been disclosed to and approved by Buyer (acting reasonably), Seller is not a party to or bound by any oral or written agreements or waivers relating to the Purchased Assets. Seller has delivered to Buyer true and complete copies of (i) the portions of the Contracts disclosed in Schedule 3.09 that relate to the Purchased Assets and (ii) the Contracts and agreements otherwise disclosed to and approved by Buyer to the extent they relate to the Purchased Assets.

     (b) Each Contract disclosed in any Schedule to this Agreement or required to be disclosed pursuant to this Section is a valid and binding agreement of Seller, as applicable (except as disclosed in such Schedule), and is in full force and effect, and none of Seller or, to the knowledge of Seller, any other party thereto is in default or breach in any material respect under the terms of any such Contract, and, to the knowledge of Seller, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder. True and complete copies of each such Contract have been delivered to Buyer.

     SECTION 3.10. Litigation. There is no action, suit, investigation or proceeding pending against or, to the knowledge of Seller, threatened against or affecting, any Purchased Asset before any court or arbitrator or any governmental body, agency or official or which challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

     SECTION 3.11. Compliance with Laws and Court Orders. Seller is not in violation of, has not violated, nor has been given notice of any violation of, nor to the knowledge of Seller is under investigation with respect to the Purchased Assets nor to the knowledge of Seller has been threatened to be charged with any violation of, any law, rule, regulation, judgment, injunction, order or decree applicable to the Purchased Assets.

     SECTION 3.12. Aircraft and Leases. (a) Seller is the sole legal and beneficial owner of the Aircraft, which Aircraft are free and clear of all Liens other than Permitted Liens and upon consummation of the transactions contemplated hereby, Buyer will have directly or indirectly, as applicable, acquired good and marketable title in and to each of the Aircraft, free and clear of all Liens, except for Permitted Liens;

     (b) no Event of Default (as defined in the applicable Lease) has occurred and is continuing under either Lease; no payment failure or failure to maintain insurance has occurred which with the giving of notice or passage of time or both would become an Event of Default (as so defined) under any Lease; and, to the best of the knowledge of Seller, no other event which with the giving of notice or passage of time or both would become an Event of Default (as so defined) under such Lease has occurred;

     (c) there are no outstanding airworthiness directives or similar demands from any governmental, semi-governmental or public authority or instrumentality or any other Person having authority in respect of the applicable Aircraft being delivered on the Delivery Date requiring any mandatory work or other mandatory action to be taken or the mandatory expenditure of any money in respect thereof (except those which the Manufacturer or the Lessee have agreed in writing to perform entirely at such Person's expense) and that have not been complied with by Seller and, to the best of Seller's knowledge, by the Lessee, as applicable;

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     (d) all liabilities for Taxes, Transfer Taxes and other governmental, quasi-governmental and other charges, including all Euro control and other air traffic control charges with regard to the Aircraft which are due for payment (whether or not indemnified by the applicable Lessee) have been paid or will be paid prior to the applicable Delivery Date;

     (e) (i) there are no material claims which can be asserted by the Lessee against Seller, Mulheim or the applicable Aircraft arising out of the applicable Lease Documents, (ii) the Lease Documents are in full force and effect in accordance with the terms thereof and (iii) from the date of this Agreement there have been no waivers of Seller's or Mulheim's rights in effect under such Lease Documents except as contemplated by the applicable Lease Novation or otherwise disclosed in writing to and agreed to by Buyer in writing nor has Seller or Mulheim increased any of their respective obligations under such Lease Documents without the written consent of Buyer;

     (f) to Seller's knowledge, no unrepaired damage, destruction or other casualty loss has occurred in respect of any Aircraft;

     (g) other than as set out in the Lease Documents there are no options to purchase any Aircraft, or extend or terminate any Leases; and

     (h) to the best of the Seller's knowledge there have been no modifications to any Aircraft since delivery to the Lessee other than as required or permitted under the Lease Documents.

     SECTION 3.13. Insurance Coverage. Seller has furnished to Buyer a list of, and true and complete copies of, all insurance policies relating to the Aircraft. There is no claim by Seller pending under any of the insurance policies or bonds relating to the Aircraft as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums due and payable under all such policies and bonds have been paid and Seller has otherwise complied fully with the terms and conditions of all such policies and bonds. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to Seller's business with respect to the Aircraft. Seller does not know of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds.

     SECTION 3.14. Licenses and Permits. Schedule 3.14 correctly describes the Permits together with the name of the government agency or entity issuing such Permit. Except as set forth on Schedule 3.14, (i) the Permits are valid and in full force and effect, (ii) Seller is not in default, and to the best of the Seller's knowledge no condition exists that with notice or lapse of time or both would constitute a default, under the Permits and (iii) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby. Upon consummation of such transactions, Buyer will, assuming the related Required Consents have been obtained prior to the relevant Delivery Date, have all of Seller's right, title and interest in all of the Permits held by Seller except to the extent disclosed on Schedule 3.14 hereto, in which case Buyer shall be entitled to the benefit of the Permits disclosed on Schedule 3.14 hereto through the arrangements established by Buyer and Seller with respect thereto.

     SECTION 3.15. Selling Documents. None of the documents or information delivered to Buyer in connection with the transactions contemplated by this Agreement, including, without limitation, the Data, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

     SECTION 3.16. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     SECTION 3.17. True Sale. The transfer of the rights, title and interest in and to the Purchased Assets pursuant to the terms hereof constitutes a transaction in the ordinary course of business of Seller and Seller intends that such transfer of such rights, title and interest shall constitute a true sale thereof.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as of the date hereof and as of each Delivery Date that:

     SECTION 4.01. Existence and Power. Buyer is a business trust duly formed, validly existing and in good standing under the laws of Delaware and has all necessary powers and all material governmental and regulatory licenses, authorizations, permits, consents and approvals required to carry on its activities as now conducted.

     SECTION 4.02. Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby are within the powers of Buyer and have been duly authorized by all necessary action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 4.03. Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby require no material action by or in respect of, or material filing with, any governmental or regulatory body, agency or official other than compliance with the matters set forth on Schedule 4.03 hereto.

     SECTION 4.04. Noncontravention. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the Trust Agreement or any other agreement binding on Buyer or (ii) assuming compliance with the matters referred to in Section 4.03, violate any applicable material law, rule, regulation, judgment, injunction, order or decree.

     SECTION 4.05. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

     SECTION 4.06. Licenses and Permits. Except as set forth on Schedule 4.06 as of the Delivery Date of the applicable Aircraft, (i) the Buyer Permits have been obtained and are valid and in full force and effect and (ii) Buyer is not in default, and no condition exists that with notice or lapse of time or both would constitute a default, under the Buyer Permits.

     SECTION 4.07. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

     SECTION 4.08. True Sale. The transfer of the rights, title and interest in and to the Purchased Assets pursuant to the terms hereof constitutes a transaction in the ordinary course of business of Buyer, and Buyer intends that such transfer of such rights, title and interest shall constitute a true sale thereof.

                                   ARTICLE 5
                              COVENANTS OF SELLER

     Seller agrees that:

     SECTION 5.01. Conduct of the Business. From the date hereof until the respective Delivery Date, Seller shall manage the Purchased Assets in the ordinary course of its business consistent with past practice. Without limiting the generality of the foregoing, from the date hereof, Seller will not take or agree or commit to take any action that would make any representation or warranty of Seller hereunder inaccurate in any respect at, or as of any time prior to, each Delivery Date or omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

     SECTION 5.02. Access to Information; Confidentiality. (a) From the date hereof until the last Delivery Date, Seller will (i) give or cause to be given to Buyer, its counsel, auditors and other authorized representatives full access to the extent related to the Purchased Assets to the offices, properties, books and records of Seller relating to the Purchased Assets, (ii) furnish or cause to be furnished to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Purchased Assets as such Persons may reasonably request and (iii) instruct the employees, counsel, accountants and financial advisors of Seller to cooperate with Buyer in its investigation of the Purchased Assets. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere with the conduct of the business of Seller. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller hereunder.

     (b) After the respective Delivery Date, Seller and its Affiliates will hold, and will use their reasonable commercial efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Purchased Assets, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Seller, (ii) in the public domain through no fault of Seller or its Affiliates or (iii) later lawfully acquired by Seller from sources other than those related to its prior ownership of the Purchased Assets provided that Seller may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Seller of the confidential nature of such information and are directed by Seller to treat such information confidentially. The obligation of Seller and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

     SECTION 5.03. Notices of Certain Events. Seller shall promptly notify Buyer of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

          (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Seller or the Purchased Assets that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.10 or that relate to the consummation of the transactions contemplated by this Agreement; and

          (d) as soon as Seller has knowledge of, the damage, destruction or other casualty of any Purchased Asset or part thereof or in the event that any Purchased Asset or part thereof becomes the subject of any proceeding or, to the knowledge of Seller, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action.

     SECTION 5.04. Taxes and Other Costs. Seller agrees to pay, and indemnify and hold Buyer and its Affiliates harmless from, (i) any Transfer Taxes imposed, levied or assessed against or upon Buyer or any of its Affiliates or any of the Purchased Assets resulting from the execution of this Agreement or the sale, delivery, assignment, novation, transfer and conveyance of the Purchased Assets to Buyer, (ii) any Tax liability, whether owed or accrued, relating to the period prior to the applicable Delivery Date the non-payment of which would give rise to a Lien on any Purchased Asset, would otherwise adversely affect the Purchased Assets, or would result in Buyer becoming liable therefor, (iii) any and all Property Taxes levied with respect to the Purchased Assets, whether owed or accrued, relating to the period prior to the applicable Delivery Date and (iv) to the extent not paid by the Lessee, all Lessee and other third party costs incurred in connection with the consummation of the transactions contemplated hereby including, without limitation, costs related to Lease Novations and payable to the Lessee and Mulheim. Buyer agrees to cooperate with Seller to minimize the amount of such Transfer Taxes.

     SECTION 5.05. Maintenance Reserves. Seller agrees to pay any amounts due from the Seller to any Person relating to maintenance work performed on any Aircraft, or obligation on the Seller to reimburse any amounts of Maintenance Reserves arising with respect to any Aircraft, on or prior to the Delivery Date of such Aircraft.

                                   ARTICLE 6
                               COVENANTS OF BUYER

     Buyer agrees that:

     SECTION 6.01. Confidentiality. Buyer and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or disclosure requirements applicable to a securitization of the Aircraft, all confidential documents and information concerning the Purchased Assets or which Seller has furnished to Buyer or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer, (ii) in the public domain through no fault of Buyer or (iii) later lawfully acquired by Buyer from sources other than Seller; provided that Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and to rating agencies in connection with a securitization of the Aircraft so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. The obligation of Buyer and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Buyer and its Affiliates will, and will cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or its Affiliates or on their behalf from Seller in connection with this Agreement that are subject to such confidence and any reports, memoranda, data, information or other records prepared by Buyer on the basis of such documents and other materials.

                                   ARTICLE 7
                         COVENANTS OF BUYER AND SELLER

     Buyer and Seller agree that:

     SECTION 7.01. Best Efforts; Further Assurances. (a) Subject to the terms and conditions of this Agreement, Buyer and Seller will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Seller and Buyer agree to execute and deliver, or cause to be executed and delivered, such other documents, certificates, agreements and other writings and to take, or cause to be taken, such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest, or cause to be vested, in Buyer good and marketable title to the Purchased Assets.

     (b) Seller hereby constitutes and appoints, effective for the applicable Aircraft as of each Delivery Date, Buyer and its successors and assigns as the true and lawful attorney of Seller with full power of substitution in the name of Buyer, or with the prior written consent of the Seller, in the name of Seller but for the benefit of Buyer, to institute and prosecute all proceedings which Buyer may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under such Aircraft, and to defend or compromise any and all actions, suits or proceedings in respect of such Aircraft so long as Buyer indemnifies and holds harmless Seller and its Affiliates for any expenses, costs, action or loss brought by any Person as a result of any action taken by Buyer in Seller's name or as Seller's true and lawful attorney. Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

     SECTION 7.02. Certain Filings. Seller and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     SECTION 7.03. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law, any listing agreement with any national securities exchange or by any disclosure obligation in connection with a securitization of the Aircraft, will not issue any such press release or make any such public statement prior to such consultation.

                                   ARTICLE 8
                                   CONDITIONS

     SECTION 8.01. Conditions to Obligations of Buyer and Seller. On each Delivery Date the obligations of Buyer and Seller to deliver and pay for each Purchased Asset are subject to the satisfaction of the following conditions:

          (a) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the delivery of and payment for such Purchased Asset.

          (b) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the delivery of and payment for such Purchased Asset and specified on either Schedule 3.03 hereto or Schedule 4.03 hereto shall have been taken, made or obtained.

     SECTION 8.02. Conditions to Obligation of Buyer. The obligation of Buyer to pay for each Purchased Asset is subject to the satisfaction of the following further conditions:

          (a) On each Delivery Date (i) Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the applicable Delivery Date and (ii) the representations and warranties of Seller contained in this Agreement and in any certificate or other writing delivered by Seller pursuant hereto, shall be true, as if made at and as of such date. On each Delivery Date Buyer shall have received a certificate signed by an authorized signatory of Seller and dated as of such Delivery Date to the foregoing effect.

          (b) On each Delivery Date there shall not be threatened, instituted or pending any action or proceeding by any Person before any court or governmental authority or agency, domestic or foreign, (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Buyer or any of its Affiliates of any Aircraft or to compel Buyer or any of its Affiliates to dispose of any Aircraft or (ii) seeking to require divestiture by Buyer or any of its Affiliates of any Aircraft.

          (c) On each Delivery Date there shall not have been any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the purchase of the Purchased Assets, by any court, government or governmental authority or agency, domestic or foreign, that, in the reasonable judgment of Buyer could, directly or indirectly, result in any of the consequences referred to in clauses 8.02(b)(i) and 8.02(b)(ii) above.

          (d) On each Delivery Date Buyer shall have received an opinion of German counsel to Seller, dated such Delivery Date, substantially in the form attached hereto as Exhibit C.

          (e) By the applicable Delivery Date Seller shall have received all Required Consents and all consents, authorizations or approvals from the governmental agencies referred to in Section 3.03 or 3.14, in each case in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked or made subject to conditions which, in the reasonable opinion of Buyer, could affect the full force and effect thereof.

          (f) Buyer shall have received on the applicable Delivery Date a certificate setting forth the determination of an independent insurance advisor with respect to the applicable Aircraft satisfactory to Buyer in its sole discretion and to the effect that the insurance policies or bonds relating to such Aircraft are of the type customarily carried by owners of similar Aircraft.

          (g) On or prior to the applicable Delivery Date, Buyer shall have received a report on the physical inspection of the relevant Aircraft in form and substance reasonably satisfactory to Buyer in its sole discretion.

          (h) On or prior to each Delivery Date a Lease Novation in form and substance satisfactory to Buyer in its sole discretion shall have been entered into with respect to the relevant Aircraft by Buyer or its designee, Mulheim and the Lessee and such agreement shall be in full force and effect and an original thereof shall have been delivered to Buyer along with copies of any other Lease Documents for the relevant Aircraft.

          (i) Within 14 days after each Delivery Date the applicable Aircraft shall have been registered in the public registry for the registration of aircraft at Rotterdam, The Netherlands reflecting, to the extent permitted under the laws of such state of registration, Buyer's or its designee's ownership thereof or such other action shall have been taken with respect to such registration and ownership as shall be satisfactory to Buyer.

          (j) On each Delivery Date there shall be delivered to Buyer, (1) an opinion from counsel to Buyer in the applicable state of registration and, if different, from counsel in the jurisdiction whose law is stated to govern in each of the following documents, to the effect that the applicable Lease Documents and Lease Novation are legal, valid and binding under the applicable laws of such state of registration and jurisdiction; and (2) an opinion from counsel to Buyer in the applicable state of registration to the effect that (i) Buyer or its designee, as applicable shall be recognized as the owner of the applicable Aircraft under the laws of such jurisdiction; (ii) it is not necessary for Buyer or its designee as applicable, to qualify to do business in such jurisdiction as a result of ownership of such Aircraft to exercise remedies under the applicable Lease or otherwise; (iii) payments due under the applicable Lease are not subject to withholding or similar tax or the Lessee is obligated to pay and hold the lessor harmless from such withholding tax under the Lease Documents; (iv) no filings or registrations other than those which have already been made or are in the process of being made and are referenced in such opinion are necessary to record or perfect Buyer's (or, if applicable, the Lessor's) interest in such Aircraft in such jurisdiction; or (v) upon the expiration or other valid termination of the Lease, and subject to compliance with the laws of such jurisdiction, the lessor would be entitled and able under the laws of such jurisdiction to receive redelivery of such Aircraft, repossess such Aircraft and export such Aircraft from such jurisdiction;

          (k) A Deed of Conveyance executed by Seller and Buyer and certified copies of each of the documents relating to Seller's title to the applicable Aircraft evidencing the chain of title from the Manufacturer to Seller shall have been received in a form reasonably satisfactory to Buyer.

          (l) On each Delivery Date Buyer shall have received originals or copies of certificates evidencing the insurance required to be maintained pursuant to the applicable Lease Documents and Lease Novation (which insurance shall name the owner of the Aircraft and each other Person required to be so named pursuant to the Lease Documents and Lease Novation as additional insureds and shall name the owner of the Aircraft as Loss Payee under the relevant policies), together with a letter of undertaking in terms reasonably acceptable to Buyer issued by the brokers through whom the insurances of such Aircraft shall have been placed if such a letter is required to be provided to the lessor pursuant to the applicable Lease.

          (m) On each Delivery Date, Buyer shall have received a copy of the valid certificate of airworthiness (export or otherwise) for such Aircraft issued by the appropriate air authority as in effect immediately prior to the Delivery Date of such Aircraft.

          (n) On such Delivery Date, Buyer shall have received a copy of the valid certificate of registration for such Aircraft issued by the appropriate Air Authority as in effect immediately prior to the Delivery Date of such Aircraft.

          (o) All representations, warranties, indemnities (except the indemnity for Transfer Taxes provided in Section 5.04 hereof) and undertakings of Seller hereunder are capable of being assigned by Buyer to a special purpose securitization vehicle or vehicles.

          (p) On the first Delivery Date Buyer shall have received all documents it may reasonably request relating to the existence of Seller and the authority of Seller for this Agreement, all in form and substance reasonably satisfactory to Buyer.

          (q) On each Delivery Date, Buyer shall have received an opinion of Seller's New York counsel, dated the applicable Delivery Date, substantially in the form attached hereto as Exhibit D.

     SECTION 8.03. Conditions to Obligation of Seller. On the applicable Delivery Date, the obligation of Seller to deliver each Purchased Asset is subject to the satisfaction of the following further conditions:

          (a) (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to such Delivery Date and (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true in all material respects at and as of such Delivery Date, as if made at and as of such date. On each

     Delivery Date, Seller shall have received a certificate signed by an executive officer of Buyer to the foregoing effect.

          (b) Seller shall have received an opinion of Richards, Layton & Finger, special Delaware counsel to Buyer, dated the first Delivery Date (and, if Seller requests, in a form acceptable to the Seller dated as of any subsequent Delivery Date), to the effect specified in Section 4.01 and the first sentence of Section 4.02. Seller shall also have received an opinion of Davis Polk & Wardwell, counsel to Buyer, in a form acceptable to the Seller dated the first Delivery Date (and, if Seller requests, dated as of any subsequent Delivery Date) to the effect specified in the second sentence of Section 4.02, and, with respect to matters of United States federal and New York law, to the further effect specified in
     Section 4.03. In rendering such opinions, such counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of officers of Buyer, copies of which opinions and certificates shall be contemporaneously delivered to Seller.

          (c) Buyer shall have received all consents, authorizations or approvals from governmental agencies referred to in Section 4.03, in each case in form and substance reasonably satisfactory to Seller, and no such consent, authorization or approval shall have been revoked.

          (d) Seller shall have received all documents it may reasonably request relating to the existence of Buyer and the authority of Buyer for this Agreement, all in form and substance reasonably satisfactory to Seller.

          (e) Any purchasing entity that Buyer designates to take delivery of any Aircraft shall, on the applicable Delivery Date, be duly organized and validly existing and in good standing under its jurisdiction of organization and shall have all necessary power and authority to carry out Buyer's obligations hereunder with respect to such Aircraft and to consummate the transactions with respect to such Aircraft contemplated hereby.

                                   ARTICLE 9
                           SURVIVAL; INDEMNIFICATION

     SECTION 9.01. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive until the third anniversary of the last Delivery Date; provided that the covenants, agreements, representations and warranties contained in Section 5.04(ii) and
(iii) shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof), if later. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if written notice of the inaccuracy thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

     SECTION 9.02. Indemnification. (a) Seller hereby indemnifies Buyer and its Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Buyer or any of its Affiliates arising out of:

          (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement; or

          (ii) the ownership, leasing, use or operation of the Aircraft on or prior to the applicable Delivery Date including, without limitation, liabilities in respect of maintenance work performed on the Aircraft on or prior to the applicable Delivery Date;

     provided that Seller shall not be liable under Section 9.02(a)(i) unless the aggregate amount of Damages with respect to all matters referred to in
Section 9.02(a)(i) (determined without regard to any materiality qualification contained in any representation, warranty or covenant giving rise to the claim
for indemnity hereunder) exceeds $       .

     (b) Buyer hereby indemnifies Seller and its Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Seller or any of its Affiliates arising out of:

          (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement; or

          (ii) the ownership, leasing, use or operation of the Aircraft following the applicable Delivery Date (including, without limitation, liabilities in respect of maintenance work performed on the Aircraft after the Delivery Date) unless such Damages are attributable to an incident which occurred on or prior to such Delivery Date;

     provided that (A) Buyer shall not be liable under Section 9.02(b)(i) unless the aggregate amount of Damages with respect to all matters referred to in Section 9.02(b)(i) (determined without regard to any materiality qualification contained in any representation, warranty or covenant giving rise
to the claim for indemnity hereunder) exceeds $       .

     SECTION 9.03. Procedures. The Indemnified Party agrees to give prompt written notice to Indemnifying Party of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may at the request of the Indemnified Party participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 9.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

                                   ARTICLE 10
                                  TERMINATION

     SECTION 10.01. Grounds for Termination. This Agreement may be terminated:

     (a) at any time prior to the first Delivery Date by mutual written agreement of Seller and Buyer;

     (b) at any time prior to the first Delivery Date by either Seller or Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

     (c) at any time after March 31, 1999 (or such other period as may be agreed in writing by the parties) by Buyer if the Aircraft have not been delivered to Buyer on or before such date.

     The party desiring to terminate this Agreement pursuant to clause 10.01(b) shall give notice of such termination to the other party.

     SECTION 10.02. Effect of Termination. If this Agreement is terminated as permitted by Section 10.01, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the (i) willful failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 5.02(b), 5.04, 6.01, 7.03, 11.04, 11.05, 11.06, 11.07 and 11.08 shall survive any termination hereof pursuant to
Section 10.01.

                                   ARTICLE 11
                                 MISCELLANEOUS

     SECTION 11.01. Warranties and Disclaimers. THE AIRCRAFT SHALL BE SOLD IN "AS IS, WHERE IS" CONDITION AT DELIVERY AND, EXCEPT AS PROVIDED IN SECTION 9.01 AND 11.01, SELLER MAKES NO WARRANTIES, GUARANTEES, OR REPRESENTATIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, THAT SHALL SURVIVE DELIVERY BY SELLER TO BUYER HEREUNDER. BUYER WAIVES, RELEASES AND RENOUNCES ALL GUARANTEES, WARRANTIES, REPRESENTATIONS, OBLIGATIONS, COVENANTS AND LIABILITIES OF SELLER, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NON- CONFORMITY OR DEFECT IN THE AIRCRAFT, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF FITNESS FOR USE OR MERCHANTABILITY OR USE FOR A PARTICULAR PURPOSE, ANY LIABILITY ARISING FROM STRICT LIABILITY IN TORT, PRODUCTS LIABILITY, IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, AIRWORTHINESS OR LOSS OF USE, PROFIT OR OTHER CONSEQUENTIAL DAMAGES OR WITH RESPECT TO ANY LESSEE. Nothing in the foregoing is intended to limit the specific provisions of this Agreement or the rights and remedies of Buyer specifically provided for in this Agreement.

     Seller shall to the extent that it is legally able to extend to Buyer the rights and benefits, to the extent that the same are not extinguished by the sale of the


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


Aircraft, of any warranties, service life policies and patent indemnities of any Manufacturer and any maintenance and overhaul agencies of and for each of the Aircraft which Seller may have. Seller to the extent that it is legally able to also hereby grants to Buyer rights of subrogation relating to any claim which Seller may have under such warranties concerning the Aircraft. Seller shall take such action as Buyer may reasonably request and as may be reasonably necessary to secure such rights and protection for Buyer.

     SECTION 11.02. Notices. Any notice, request or information required or permissible under this Agreement will be in writing and in English. Notices will be delivered in person or sent by fax, letter (mailed airmail, certified and return receipt requested), or by expedited delivery addressed to the parties as set forth below in this Section. In the case of a fax, notice will be deemed received upon the date set forth on the confirmation of receipt produced by the sender's fax machine immediately after the fax is sent. In the case of a mailed letter, notice will be deemed received on the tenth (10th) day after mailing. In the case of a notice sent by expedited delivery, notice will be deemed received on the date of delivery set forth in the records of the person which accomplished the delivery. If any notice is sent by more than one of the above listed methods, notice will be deemed received on the earliest possible date in accordance with the above provisions. Notices will be addressed as follows:

     if to Buyer, to:

          MSA II
          c/o Cabot Aircraft Services
          Regus House
          Harcourt Road
          Dublin 2
          Ireland
          Attention: Mr. Kieran O'Keefe
          Fax: 353-1-402 9496

          with a copy to:

          Davis Polk & Wardwell
          1 Frederick's Place
          London EC2R 8AB
          Attention: Mr. Tom Reid
          Fax: 44-171-418 1400

          and

          Morgan Stanley & Co. International Limited
          25 Cabot Square
          Canary Wharf
          London E14 4QA
          Attention: Mr. Scott Peterson
          Fax: 44-171-425 4328

     if to Seller, to:

          GE Capital Mietfinanz Gmbh & Co. KG
          Wilhemstrasse 20
          D-45468 Mulheim an der Ruhr
          Attention: Klaus Reicherts
          Fax: 49 208 3009 666

          with a copy to:

          GE Capital Services (EEF) Limited
          Meridian Trinity Square
          23/59 Staines Road
          Hounslow
          Middlesex TW3 3HF
          Attention: Legal Director
          Fax: 44-181-754 2170

or to such other address as the parties hereto shall from time to time designate in writing to the other party.

     SECTION 11.03. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 11.04. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     SECTION 11.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior consent of each other party hereto, except that (i) Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Purchased Assets, but no such transfer or assignment will relieve Buyer of its obligations hereunder and (ii) Buyer may transfer or assign the benefit of Seller's representations, warranties, covenants and indemnity obligations (except the indemnities for Transfer Taxes provided in Section 5.04 hereof) to a special purpose entity or entities established in connection with a securitization of the Aircraft.

     SECTION 11.06. Governing Law. This agreement shall be governed by and construed in accordance with the law of the State of New York.

     SECTION 11.07. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.02 shall be deemed effective service of process on such party.

     SECTION 11.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 11.09. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     SECTION 11.10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

     SECTION 11.11. Non Solicitation. In consideration of the considerable expense to be incurred by Buyer in connection with the transactions contemplated by this Agreement, neither Seller nor any of its officers, directors, agents or representatives will (i) engage in any negotiation with another person regarding the sale or transfer of any Purchased Assets or similar transaction; or (ii) provide any non public information relating to the Purchased Assets to any person that may be interested in any transaction of the nature contemplated by this Agreement in each case prior to the termination of this Agreement pursuant to Section 10.01.

     SECTION 11.12. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      MSA II


                                      By: /s/ Stowell Kelner
                                         --------------------------------------
                                         Name:  Stowell Kelner
                                         Title: Signatory Trustee


                                      GE CAPITAL MIETFINANZ GMBH &
                                      CO. KG


                                      By: /s/ Peter Curtiss
                                         --------------------------------------
                                         Name:  Peter Curtiss
                                         Title: Authorized Signatory